                                                                 Exhibit 3.1(ii)

STATE OF WASHINGTON                               ARTICLES OF AMENDMENT
SECRETARY OF STATE                                WASHINGTON PROFIT CORPORATION

                            Filed Secretary of State

                                    Sam Reed

                                  June 6, 2005

                               STATE OF WASHINGTON

                                UBI: 602-448-859

Person to contact about the filing         Daytime Phone Number (with area code)

Richard C. Landerman                       (801) 550-1018
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Name of Corporation

ORO-PLATA RESOURCES, INC.
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Effective Date of Articles of Amendment:   Upon filing by the Secretary of State

Articles of Amendment were Adopted by:

Board of Directors.  Shareholders action was not required.

           Amendments to the Articles of Incorporation are as follows;

The number of shares the corporation is authorized to issue is being changed to
70,000,000. Seventy Million.

SIGNATURE OF OFFICER

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/ Floyd Robertson                   Floyd Robertson                     6-1-05
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